UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☑	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
ULTRA CLEAN HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ULTRA CLEAN HOLDINGS, INC.
150 Independence Drive
Menlo Park, CA 94025

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS OF
ULTRA CLEAN HOLDINGS, INC.

Date:	June 8, 2006

Time:	Doors open at 1:30 p.m. Pacific time Meeting begins at 2:00 p.m. Pacific time

Place:	Davis Polk & Wardwell 1600 El Camino Real Menlo Park, CA 94025

Purposes:	• Elect our directors

• Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm

• Conduct other business that may properly come before the annual meeting or any adjournment or postponement thereof

Who Can Vote:	May 1, 2006 is the record date for voting. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

All stockholders are cordially invited to attend the meeting. At the meeting you will hear a report on our business and have a chance to meet some of our directors and executive officers.

Whether you expect to attend the meeting or not, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope we have provided. You may change your vote and revoke your proxy at any time before the polls close at the meeting by following the procedures described in the accompanying proxy statement.

Sincerely,

Jack Sexton
Vice President, Chief Financial Officer and Secretary

Menlo Park, California
May 2, 2006

ULTRA CLEAN HOLDINGS, INC.

2005 ANNUAL MEETING OF STOCKHOLDERS
NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

ULTRA CLEAN HOLDINGS, INC.
150 Independence Drive
Menlo Park, CA 94025

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

June 8, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is very important. For this reason our Board of Directors is requesting that you permit your shares of common stock to be represented at our 2005 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider in deciding how to vote on the matters brought before the meeting.

General Information

Ultra Clean Holdings, Inc., referred to in this proxy statement as Ultra Clean, the Company or we, is soliciting the enclosed proxy for use at our annual meeting of stockholders to be held June 8, 2006 at 2:00 p.m., Pacific time or at any adjournment thereof for the purposes set forth in this proxy statement. Our annual meeting will be held at the offices of Davis Polk & Wardwell, 1600 El Camino Real, Menlo Park, California.

This proxy statement and the enclosed proxy card will be mailed on or before May 5, 2006 to all stockholders entitled to vote at the meeting.

Who May Vote at Our Annual Meeting

All holders of our common stock, as reflected in our records at the close of business on May 1, 2006, the record date for voting, may vote at the meeting.

Each share of common stock that you owned on the record date entitles you to one vote on each matter properly brought before the meeting. As of the record date, there were issued and outstanding 18,285,010 shares of our common stock, $0.001 par value.

Holding Shares as a “Beneficial Owner” (or in “Street Name”)

Most stockholders are considered the “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name”.

Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares. If you are a stockholder of record, we are sending these proxy materials directly to you. As our stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed a proxy card for your vote.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or nominee (who is considered the stockholder of record with respect to those shares). As the beneficial owner, you have the right to direct your broker, bank, or nominee how to vote if you follow the instructions you receive from your broker, bank, or nominee. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you bring to the meeting an account statement or letter from the nominee stating that you beneficially owned the shares on May 1, 2006, the record date for voting.

How to Vote

You may vote in person at the meeting or by proxy. All valid proxies properly executed and received by us prior to or at the meeting will be voted in accordance with the instructions they contain. We recommend that you vote by proxy even if you plan to attend the meeting. You may change your vote at the meeting even if you have previously submitted a proxy.

How Proxies Work

This proxy statement is furnished in connection with the solicitation of proxies by Ultra Clean’s Board of Directors for use at the annual meeting and at any adjournment of that meeting. If you give us your proxy you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals, or you may abstain from voting.

If you give us your proxy but do not specify how your shares shall be voted on a particular matter, your shares will be voted FOR the election of each of the named nominees for director, FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm and, with respect to any other matter that may come before the annual meeting, as recommended by our Board of Directors or otherwise in the proxies’ discretion.

If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card with this proxy statement. You should vote your shares by following the instructions provided on the voting instruction card. Your broker, bank or nominee may provide instructions for voting by telephone or over the Internet.

Changing Your Vote

You have the right to revoke your previously submitted proxy at any time before the annual meeting.

If you are a stockholder of record, you may revoke your proxy before it is voted by:

•	submitting a new proxy with a date later than the date of your previously submitted proxy;

•	notifying our Secretary in writing before the meeting that you wish to revoke your previously submitted proxy; or

•	voting in person at the meeting.

If you are a beneficial owner and your shares are held in the name of your broker, bank or nominee and you wish to revoke your previously submitted proxy, you should follow the instructions provided to you by your broker, bank or nominee. You may also revoke your proxy by voting in person at the meeting, provided you comply with the requirements indicated below.

Attending in Person

Any stockholder of record may vote in person. All meeting attendees will be required to present a valid, government-issued photo identification, such as a driver’s license or passport, in order to enter the meeting.

If you are a beneficial owner and your shares are held in the name of your broker, bank or nominee, you must bring to the meeting an account statement or letter from the nominee indicating that you beneficially owned the shares at the close of business on May 1, 2006, the record date for voting.

Votes Needed to Hold the Meeting and Approve Proposals

In order to carry on the business of the annual meeting, stockholders entitled to cast a majority of the votes at a meeting of stockholders must be represented at the meeting, either in person or by proxy. In accordance with Delaware law, only votes cast “for” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for a particular proposal, they will have the same effect as negative votes or votes against that proposal. Broker non-votes are also counted for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself. We believe that the election of directors and ratification of our independent registered public accounting firm are considered routine proposals for which brokerage firms may vote shares held on behalf of beneficial owners who have not voted with respect to the particular proposal.

The election of directors requires a plurality of the votes cast “for” the election of directors. “Plurality” means that the seven nominees who receive the highest number of votes will be elected as directors. In the election of directors, votes may be cast in favor of or withheld from any or all nominees. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on the item will be required to ratify the appointment of our independent registered public accounting firm for the current fiscal year. Approval of any other matter properly submitted to the stockholders at the annual meeting generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter.

FP-Ultra Clean, L.L.C., holder of approximately 22.8% of our common stock, has informed us that it intends to vote all of its shares in favor of the nominated slate of directors and for the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Security Ownership of Certain Beneficial Owners and Management

The table below sets forth information as of March 31, 2006 regarding the beneficial ownership (as defined by Rule 13d-3(d)(1) under the Exchange Act) of our common stock by:

•	each person or group known by us to own beneficially more than five percent of our common stock;

•	each of our directors and named executive officers individually; and

•	all directors and officers as a group.

In accordance with applicable rules of the Securities and Exchange Commission rules, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of March 31, 2006. Shares issuable pursuant to stock options are deemed outstanding for the purpose of computing the ownership percentage of the person holding such options but are not deemed outstanding for computing the ownership percentage of any other person. The percentage of beneficial ownership for the following table is based on 18,269,975 shares of common stock outstanding as of March 31, 2006.

Unless otherwise indicated, the address of each of the named individuals is c/o Ultra Clean Holdings, Inc., 150 Independence Drive, Menlo Park, California 94025. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent

Greater than 5% Stockholders
FP-Ultra Clean, L.L.C.(1)	4,167,400	22.8%
c/o Francisco Partners, L.P. 2882 Sand Hill Road, Suite 280 Menlo Park, CA 94025
Mazama Capital Management, Inc.(2)	1,630,738	8.9%
One S.W. Columbia, Suite 1500 Portland, OR 97258
Discovery Group I, LLC	1,105,830	6.1%
Hyatt Center, 24th Floor 71 South Warken Drive Chicago, IL 60606 (3)
Named Executive Officers and Directors
Clarence L. Granger(4)	589,114	3.2%
Jack Sexton	—	*
Deborah Hayward(5)	73,685	*
Sowmya Krishnan Ph.D.(6)	64,131	*
Bruce Wier(7)	134,142	*
Brian R. Bachman(8)	10,000	*
Susan H. Billat(8)	10,000	*
Dipanjan Deb(8)	8,125	*
Kevin C. Eichler(8)	10,000	*
David ibnAle(8)	8,125	*
Thomas M. Rohrs(9)	71,198	*
All named executive officers and directors as a group (11 persons)	978,520	5.4%

*	Less than 1%.

(1)	The shares are owned beneficially and of record by FP-Ultra Clean, L.L.C. A majority of the membership interests of FP-Ultra Clean, L.L.C. are held by Francisco Partners, L.P. and Francisco Partners GP, LLC is the general partner of Francisco Partners, L.P. and the managing member of FP-Ultra Clean, L.L.C. Voting and investment power belongs to a group of managing directors (including Mr. Deb) of Francisco Partners GP, LLC. The voting and investment power belongs to a group and not to any individual managing director. Each of these managing directors disclaims beneficial ownership of the securities held by the forgoing entities. Messrs. Deb and ibnAle are members of management of Francisco Partners GP, LLC. and disclaim beneficial ownership of the securities held by the forgoing entities.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2006.

(3)	Based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2006. Includes 937,315 shares owned by Discovery Equity Partners, L.P., an investment partnership managed by Discovery Group I, LLC.

(4)	Includes 325,969 shares subject to common stock options exercisable within 60 days of March 31, 2006.

(5)	Includes 72,265 shares subject to common stock options exercisable within 60 days of March 31, 2006.

(6)	Includes 45,181 shares subject to common stock options exercisable within 60 days of March 31, 2006.

(7)	Includes 81,067 shares subject to common stock options exercisable within 60 days of March 31, 2006.

(8)	Represents shares subject to common stock options that are exercisable within 60 days of March 31, 2006.

(9)	Includes 33,698 shares subject to common stock options exercisable within 60 days of March 31, 2006.

At the close of business on May 1, 2006, the record date, we had 18,258,010 shares of common stock outstanding. Each share of our common stock is entitled to one vote on all matters properly submitted for stockholder vote.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) requires our directors and executive officers and beneficial holders of 10% or more of a registered class of our equity securities to file certain reports with the Securities and Exchange Commission regarding ownership of, and transactions in, our equity securities. We have reviewed copies of the reports we received and written representations from the individuals required to file the reports.

Based solely on our review of such reports and representations, we believe that all of our directors, executive officers and beneficial holders of 10% or more of a registered class of our equity securities filed, on a timely basis, all reports required by Section 16(a) of the Exchange Act for the year ended December 31, 2005.

Cost Of Proxy Solicitation

We will pay the cost of this proxy solicitation. Some of our employees may also solicit proxies, without any additional compensation. We may also reimburse banks, brokerage firms and nominees for their expenses in forwarding proxy materials to their customers who are beneficial owners of our common stock and obtaining their voting instructions.

Deadline for Receipt of Stockholder Proposals for the 2006 Annual Meeting

If you wish to submit a proposal for inclusion in the proxy statement for our 2006 annual meeting of stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we must receive your proposal at the address below no later than January 5, 2007. If you wish to submit a proposal for consideration at the 2006 annual meeting but do not wish to have it included in the proxy materials, you must give us notice at the address below and we must receive your notice no later than March 21, 2007.

Contacting Ultra Clean

If you have questions or would like more information about the annual meeting, you can contact us in either of the following ways:

•	By telephone: (650) 323-4100

• By writing:	Secretary Ultra Clean Holdings, Inc. 150 Independence Drive Menlo Park, CA 94025

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors, at the recommendation of the Nominating and Corporate Governance Committee, has recommended for nomination the director candidates named below. All of these nominees currently serve as our directors. All of our directors are elected for one-year terms.

If a director nominee becomes unavailable before the election, your proxy authorizes the people named as proxies to vote for a replacement nominee if the Nominating and Corporate Governance Committee names one.

		Director
Name	Age	Since

Brian R. Bachman	61	2004
Susan H. Billat	55	2004
Dipanjan Deb	36	2002
Kevin C. Eichler	46	2004
Clarence L. Granger	57	2002
David T. ibnAle	34	2002
Thomas M. Rohrs	55	2003

Set forth below is information about each of our nominees for director:

Clarence L. Granger has served as our Chief Executive Officer since November 2002, as our President and Chief Operating Officer since March 1999 and as a director since May 2002. Mr. Granger served as our Executive Vice President and Chief Operating Officer from January 1998 to March 1999 and as our Executive Vice President of Operations from April 1996 to January 1998. Prior to joining Ultra Clean in April 1996, he served as Vice President of Media Operations for Seagate Technology from 1994 to 1996. Prior to that, Mr. Granger worked for HMT Technology as Chief Executive Officer from 1993 to 1994, as Chief Operating Officer from 1991 to 1993 and as President from 1989 to 1994. Prior to that, Mr. Granger worked for Xidex as Vice President and General Manager, Thin Film Disk Division, from 1988 to 1989, as Vice President, Santa Clara Oxide Disk Operations, from 1987 to 1988, as Vice President, U.S. Tape Operations, from 1986 to 1987 and as Director of Engineering from 1983 to 1986. Mr. Granger holds a master of science degree in industrial engineering from Stanford University and a bachelor of science degree in industrial engineering from the University of California at Berkeley.

Brian R. Bachman has served as a director of Ultra Clean since March 2004. Mr. Bachman was the Chief Executive Officer and Vice Chairman of Axcelis Technologies, Inc. from May 2000 to January 2002. Prior to that, he was Senior Vice President and Group Executive-Hydraulics, Semiconductor Equipment and Specialty Controls of Eaton Corporation from December 1995 to July 2000 and Vice President and general manager for the Standard Products Business Group of Philips Semiconductors B.V. from 1991 to 1995. Prior to that, Mr. Bachman held various positions with FMC Corporation, General Electric Co. and TRW Inc. and was president of General Semiconductor, Inc., a subsidiary of Square D Co., and was a group General Manager with ITT Industries Inc. Mr. Bachman is on the board of directors of Keithley Instruments, Inc. and Kulicke and Soffa Industries, Inc.

Sue Billat has served as a director of Ultra Clean since March 2004. Since 2002, Ms. Billat has been a Principal at Benchmark Strategies, which she founded in 1990. Prior to that, she was a Managing Director and Senior Research Analyst for semiconductor equipment and foundries at Robertson Stephens & Company from 1996 to 2002 and senior Vice President of Marketing for Ultratech Stepper from 1994 to 1996. Prior to 1994, Ms. Billat spent eight years in executive positions in the semiconductor equipment industry and twelve years in operations management, engineering management and process engineering in the semiconductor industry. Ms. Billat is on the board of directors of PDF Solutions, Inc. Ms. Billat holds bachelor and master of science degrees in physics from Georgia Tech and completed further graduate studies in electrical engineering and engineering management at Stanford University.

Dipanjan Deb has served as a director of Ultra Clean since November 2002. Mr. Deb is a founder and managing partner of Francisco Partners and has been a partner since its formation in August 1999. Prior to joining Francisco Partners, Mr. Deb was a Principal with Texas Pacific Group. Earlier in his career, Mr. Deb was director of semiconductor banking at Robertson Stephens & Company and a management consultant at McKinsey & Company. Mr. Deb is also on the board of directors of AMI Holdings, Inc., SMART Modular Technologies, Inc. and MagnaChip Semiconductor Ltd.

Kevin C. Eichler has served as a director of Ultra Clean since March 2004. Mr. Eichler is the Executive Vice President of Operations and Chief Financial Officer of MarketTools, Inc. Mr. Eichler served as the Vice President and Chief Financial Officer of MIPS Technologies, Inc. from June 1998 to February 2006. Prior to that, he was Vice President of Operations and Chief Financial Officer of Visigenic Software Inc. from 1996 to 1998, Executive Vice President of Finance and Chief Financial Officer of National Information Group from 1995 to 1996 and Executive Vice President of Finance and Chief Financial Officer of Mortgage Quality Management, Inc. from 1991 to 1995. Prior to 1991, Mr. Eichler held management positions with NeXT Software and Microsoft. Mr. Eichler is on the board of directors of SupportSoft, Inc. and Magma Design Automation, Inc. Mr. Eichler holds a bachelor of science degree in accounting from St. John’s University.

David T. ibnAle has served as a director of Ultra Clean since November 2002 and as our lead director since February 2005. Mr. ibnAle is a Principal of Francisco Partners and has been an investment professional with Francisco Partners since December 1999, when he joined as a Vice President. Prior to joining Francisco Partners, Mr. ibnAle was an associate with Summit Partners. Prior to that he worked in the Corporate Finance Department of Morgan Stanley & Co. from 1994 to 1996. Mr. ibnAle also worked in the Fixed Income Division of Goldman Sachs & Co. Mr. ibnAle holds an A.B. in public policy and an A.M. in international development policy from Stanford University and a masters degree in business administration from the Stanford University Graduate School of Business.

Thomas M. Rohrs has served as a director of Ultra Clean since January 2003. Mr. Rohrs is the Chairman of the Board of Directors and Chief Executive Officer of Electroglas, Inc. Mr. Rohrs also serves as an independent advisor to a number of companies and served as an independent advisor to Applied Materials, one of our largest customers, from August 2004 to April 2005. Mr. Rohrs served as Vice President, Strategic Development, of Applied Global Services, a division of Applied Materials, Inc., from October 2003 to August 2004. Prior to that, he was a senior advisor to Applied Materials, Inc. from May 2002 to September 2003 and Senior Vice President, Global Operations, at Applied Materials, Inc. from November 1997 to April 2002. Prior to that he was Vice President, Worldwide Operations, for Silicon Graphics from 1992 to 1997 and Senior Vice President, Manufacturing and Customer Service, at MIPS Computer Systems from 1989 to 1992. Prior to 1989, Mr. Rohrs was employed by Hewlett Packard in a number of managerial positions. Mr. Rohrs is on the board of directors of Magma Design Automation, Inc. Mr. Rohrs has a bachelor of science in mechanical engineering from the University of Notre Dame and a masters degree in business administration from Harvard Business School. He serves on the Engineering Advisory Council for the University of Notre Dame.

There are no family relationships among any of our directors and named executive officers.

Structure of Board of Directors and Corporate Governance Information

Director Independence.  We are required to comply with the director independence rules of the NASDAQ Stock Market (“NASDAQ”) and the Securities and Exchange Commission. These rules require that the board of directors of a listed company be composed of a majority of independent directors and that the audit committee, compensation committee and nominating and corporate governance committees be composed solely of independent directors. NASDAQ provides an exemption from these director independence rules for a “controlled company”, a company of which more than 50% of the voting power is held by an individual, group or other company. Prior to March 15, 2006, FP-Ultra Clean, L.L.C. owned approximately 55% of our outstanding common stock and, as a result, we were exempt from NASDAQ’s director independence rules. Following the sale by FP-Ultra Clean, L.L.C. of a portion of its holdings of our common stock, we are no longer a “controlled company”. Under NASDAQ’s transition rules, we will be required to comply with all NASDAQ and Securities and Exchange Commission director independence rules within one year of the date we ceased to be a “controlled company”.

Our Board of Directors has determined that Brian R. Bachman, Susan H. Billat, Kevin C. Eichler and Thomas M. Rohrs are each independent in accordance with applicable NASDAQ and Securities and Exchange Commission rules. Accordingly, a majority of our Board of Directors is independent as required by NASDAQ rules.

Stockholders’ Agreement.  Pursuant to a stockholders’ agreement, our principal stockholder, FP-Ultra Clean, L.L.C., which is controlled by Francisco Partners, L.P., has the right to nominate a number of directors that decreases in relation to the proportion of outstanding shares of our common stock held by FP Ultra Clean, L.L.C. As long as FP-Ultra Clean, L.L.C. holds at least 20% of the Company’s outstanding shares of common stock, FP-Ultra Clean, L.L.C. retains the right to nominate one-fourth of the members of our Board of Directors and designate one-fourth of the members of each committee of our Board of Directors. If FP-Ultra Clean, L.L.C.’s ownership interest in us decreases, its right to nominate directors to our Board of Directors and committees of our Board of Directors will be reduced as follows:

Percent of Nominees for Election
to Our Board of Directors and
Percentage Stock Ownership	Committees of our Board of Directors

Less than 20%	20%
Less than 10%	10%
Less than 5%	0%

Director Responsibilities.  We are governed by our Board of Directors and its various committees that meet throughout the year. Our Board of Directors currently consists of seven directors. During 2005, there were six meetings of our Board of Directors. We expect directors to attend and prepare for all meetings of the Board of Directors and the meetings of the committees on which they serve. During 2005, Mr. Deb attended less than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he served. Each of our other directors attended more than 75% of the aggregate number of meetings of the Board of Directors and the committees on which he or she served.

Executive Sessions of the Independent Directors.  Our independent directors met in an executive session during each regularly scheduled meeting of the Board of Directors in 2005.

Lead Director.  On February 9, 2005, our Board of Directors appointed Mr. ibnAle to serve as our lead director. The duties of the lead director include: (i) presiding at all meetings of the Board of Directors, (ii) serving as a liaison between our Chief Executive Officer and the Board of Directors, (iii) approving information and materials sent to the Board of Directors, (iv) approving the meeting agenda for meetings of the Board of Directors and (v) approving meeting schedules to assure that there is sufficient time for discussion of all items. The lead director also has the authority to call meetings of the Board of Directors.

Corporate Governance.  Our Board of Directors has adopted corporate governance guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and the corporate governance policies and standards applicable to us in general. In addition, we have adopted a code of business conduct and ethics that applies to all officers, directors and employees. Our corporate governance guidelines and our code of business conduct and ethics as well as the charters of the Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee are available on our website at http://www.uct.com/investors/governance.html.

Communicating with our Board of Directors.  Any stockholder wishing to communicate with our Board of Directors may send a letter to our Corporate Secretary at 150 Independence Drive, Menlo Park, California 94025. Communications intended specifically for non-employee directors should be sent to the attention of the Chairman of the Nominating and Corporate Governance Committee.

Annual Meeting Attendance.  Our Board of Directors has adopted a policy that all members should attend each annual meeting of stockholders when practicable. Two directors attended the 2004 annual meeting of stockholders.

Committees of our Board of Directors

Our Board of Directors has three principal committees. The following describes for each committee its current membership, the number of meetings held during 2005 and its mission:

Audit Committee.  Among other matters, the Audit Committee:

•	hires and replaces our independent registered public accounting firm as appropriate;

•	evaluates the independence and performance of our independent registered public accounting firm, reviews and pre-approves any audit and non-audit services provided by our independent registered public accounting firm and approves fees related to such services;

•	reviews and discusses with management, the internal auditors and our independent registered public accounting firm our financial statements and accounting principles;

•	oversees internal auditing functions and controls; and

•	prepares the Audit Committee report required by the rules of the Securities and Exchange Commission.

A copy of the Audit Committee’s charter is available on our website at http://www.uct.com/investors/governance.html.

The members of the Audit Committee are Kevin C. Eichler, Brian R. Bachman and Sue Billat. Our Board of Directors has determined that each current member of the committee is independent as defined under NASDAQ and Securities and Exchange Commission rules and has concluded that all members of the Audit Committee qualify as an audit committee financial expert as defined by Securities and Exchange Commission rules. The Audit Committee met eight times in 2005.

Compensation Committee.  Among other matters, our Compensation Committee:

•	oversees our compensation and benefits policies generally, including equity compensation plans;

•	evaluates senior executive performance and reviews our management succession plan;

•	oversees and sets compensation for our senior executives; and

•	prepares the report Compensation Committee required by the rules of the Securities and Exchange Commission.

A copy of the Compensation Committee’s charter is available on our website at www.uct.com/investors/governance.html.

The members of the Compensation Committee are Brian R. Bachman, David T. ibnAle and Thomas M. Rohrs. Our Board of Directors has determined that Messrs. Bachman and Rohrs are independent as defined under NASDAQ and the Securities and Exchange Commission rules. Mr. ibnAle is not independent, as permitted by NASDAQ’s transition rules applicable to companies that have ceased to be “controlled companies”. The Compensation Committee met four times in 2005.

Nominating and Corporate Governance Committee.  Among other matters, our Nominating and Corporate Governance Committee:

•	identifies individuals qualified to fill independent director positions and recommends directors for appointment to committees of our Board of Directors;

•	makes recommendations to our Board of Directors as to determinations of director independence;

•	evaluates the performance of our Board of Directors;

•	oversees and set compensation for our directors; and

•	develops, recommends and oversees compliance with our corporate governance guidelines and code of business conduct and ethics.

A copy of the Nominating and Corporate Governance Committee’s charter is available on our website at www.uct.com/investors/governance.html.

The members of the Nominating and Corporate Governance Committee are David T. ibnAle, Kevin C. Eichler and Thomas M. Rohrs. Our Board of Directors has determined that Messrs. Eichler and Rohrs are independent as defined under NASDAQ and Securities and Exchange Commission rules. Mr. ibnAle is not independent, as permitted by NASDAQ’s transition rules applicable to companies that have ceased to be “controlled companies”. The Nominating and Corporate Governance Committee met once in 2005.

Consideration of Director Nominees

Director Qualifications.  The Nominating and Corporate Governance Committee Charter specifies the criteria applied to nominees recommended by the Nominating and Corporate Governance Committee for a position on our Board of Directors. Candidates for director nominees are reviewed in the context of the current composition of our Board of Directors, our operating requirements and the interests of our stockholders. In conducting its assessment the committee considers issues of judgment, diversity, age, skills, background, experience and such other factors as it deems appropriate given the needs of the Company and the Board of Directors. The Nominating and Corporate Governance Committee also considers the independence, financial literacy and financial expertise standards required by our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.

Identifying and Evaluating Nominees for Director.  In the event that vacancies are anticipated or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current directors, professional search firms engaged by us, stockholders or other persons. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year.

Stockholder Nominees.  Candidates for director recommended by stockholders will be considered by the Nominating and Corporate Governance Committee. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board of Directors, information regarding any relationships between the candidate and Ultra Clean within the last three years and a written indication by the recommended candidate of the candidate’s willingness to serve, and should be sent to the committee at the address listed on page five of this proxy statement.

Director Compensation

Employee directors do not receive any additional compensation for their service on our Board of Directors.

Each non-employee director is paid a $20,000 annual retainer fee, a $5,000 annual fee per committee on which each non-employee director serves and a $5,000 annual fee per committee on which each non-employee director serves as the chairperson. In addition, upon joining our board, each non-employee director is granted options to purchase 15,000 shares of our common stock that vest after one year, and each year, immediately following our Annual Meeting, each non-employee director is granted options to purchase 7,500 shares (or, if the director has served less than one year, a pro rata amount) of our common stock that also vest after one year.

A description of our agreements with Mr. Granger, our only employee director, can be found under “Agreements with Executive Officers”.

Certain Relationships and Related Transactions

Relationship with Francisco Partners.  FP-Ultra Clean, L.L.C. currently holds approximately 22.8% of our outstanding common stock. Two of our directors, Messrs. Deb and ibnAle, are employees of Francisco Partners, L.P., which controls FP-Ultra Clean, L.L.C. Set forth below is a brief description of the existing relationships and agreements between us and Francisco Partners.

FP-Ultra Clean, L.L.C. and we have entered into a stockholders’ agreement. The stockholders’ agreement covers matters of corporate governance and information rights. For a description of the provisions relating to the nomination of directors, see “Structure of Board of Directors and Corporate Governance Information”. In addition, so long as FP-Ultra Clean, L.L.C. holds any of our securities, it has the right to receive from us financial information, monthly management reports, reports from our independent public accountants and such additional information regarding our financial position or business as it reasonably requests. Following the sale by FP Ultra Clean, L.L.C. of a portion of its holdings of our common stock, we are no longer subject to certain restrictions regarding actions that could be taken by us only with the approval of FP Ultra Clean, L.L.C.

FP-Ultra Clean, L.L.C. and we have also entered into a registration rights agreement. The registration rights agreement provides that, at the request of FP-Ultra Clean, L.L.C. or its permitted transferees, we can be required to effect registration statements, or demand registrations, registering the securities held by FP-Ultra Clean, L.L.C. We are required to pay the registration expenses in connection with each demand registration. We may decline to honor any of these demand registrations if the aggregate gross proceeds expected to be received does not equal or exceed $5 million or if we have effected a demand registration within the preceding 90 days. If a demand registration is underwritten and the managing underwriter advises us that the number of securities offered to the public needs to be reduced, priority of inclusion in the demand registration shall be such that first priority shall be given to FP-Ultra Clean, L.L.C. and its permitted transferees.

In addition to our obligations with respect to demand registrations, if we propose to register any of our securities, other than on Form S-8 or S-4 or successor forms of these forms, whether or not such registration is for our own account, FP-Ultra Clean, L.L.C. will have the opportunity to participate in such registration. Expenses relating to these “incidental registrations” are required to be paid by us.

If an incidental registration is underwritten and the managing underwriter advises us that the number of securities offered to the public needs to be reduced, priority of inclusion shall be such that first priority shall be given to us and second priority shall be given to FP-Ultra Clean, L.L.C. and its permitted transferees. We and the stockholders selling securities under a registration statement are required to enter into customary indemnification and contribution arrangements with respect to each registration statement.

Transactions with Management and Directors.  The wife of Bruce Weir, our Vice President of Engineering, is the sole owner of Acorn Travel, Inc., our primary travel agency. We incurred fees for travel-related services, including the cost of airplane tickets, provided by Acorn Travel to Ultra Clean for a total of $185,610 in the year ended December 31, 2005.

Board Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” each of the nominees to the Board of Directors set forth in this Proposal One.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2006. We are asking you to ratify this appointment, although your ratification is not required. In the event of a majority vote against ratification, the Audit Committee may reconsider its selection. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its stockholders’ best interests. A representative of Deloitte & Touche LLP is expected to be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.

Set forth below are the aggregate fees incurred for the professional services provided by our independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), in 2005 and 2004.

	Fiscal Year Ended
	December 31, 2005	December 31, 2004

Audit fees	$333,117	$384,370
Audit-related fees	137,883	210,362
Tax fees	194,455	121,700
Other fees	0	0

Audit fees consist of services rendered to us and our subsidiaries for the audit of our annual financial statements, reviews of our quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

Audit-related fees consist of fees billed for services related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees”. Fiscal 2004 also includes fees for services related to evaluating a potential acquisition that was terminated during the third quarter of 2004.

Tax fees consist of fees billed for professional services for tax compliance and tax advice. These services consist of assistance regarding federal, state and international tax compliance and assistance with the preparation of various tax returns.

Other fees consist of non-audit services, including fees in connection with the analysis of gross margin by customer.

In addition, in the first quarter of 2006 we incurred fees of $248,883 for services related to the Company’s Registration Statement on Form S-1 in connection with its public offering of common stock.

All services provided by Deloitte & Touche were pre-approved in accordance with the Audit Committee’s pre-approval policies.

Board Recommendation

Our Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

EXECUTIVE OFFICERS

Set forth below is information concerning our executive officers:

Name	Age	Position

Clarence L. Granger	57	President, Chief Executive Officer, Chief Operating Officer and Director
Jack Sexton	42	Vice President and Chief Financial Officer
Bruce Wier	58	Vice President of Engineering
Deborah Hayward	44	Vice President of Sales
Sowmya Krishnan, Ph.D.	37	Vice President of Technology and Chief Technology Officer

Clarence L. Granger has served as our Chief Executive Officer since November 2002, as our President and Chief Operating Officer since March 1999 and as a director since May 2002. Mr. Granger served as our Executive Vice President and Chief Operating Officer from January 1998 to March 1999 and as our Executive Vice President of Operations from April 1996 to January 1998. Prior to joining Ultra Clean in April 1996, he served as Vice President of Media Operations for Seagate Technology from 1994 to 1996. Prior to that, Mr. Granger worked for HMT Technology as Chief Executive Officer from 1993 to 1994, as Chief Operating Officer from 1991 to 1993 and as President from 1989 to 1994. Prior to that, Mr. Granger worked for Xidex as Vice President and General Manager, Thin Film Disk Division, from 1988 to 1989, as Vice President, Santa Clara Oxide Disk Operations, from 1987 to 1988, as Vice President, U.S. Tape Operations, from 1986 to 1987 and as Director of Engineering from 1983 to 1986.

Jack Sexton has served as our Vice President and Chief Financial Officer since May 2005. Before joining Ultra Clean, Mr. Sexton was Corporate Controller of Credence Systems Corporation, a manufacturer of test equipment and diagnostics and failure analysis products used for testing semiconductor integrated circuits. He was Controller and Chief Accounting Officer of NPTest from May 2002 until its sale to Credence in May 2004. Prior to joining NPTest, Mr. Sexton was Worldwide Controller for Schlumberger Resource Management Services, now Actaris Metering Systems. Mr. Sexton joined Schlumberger in 1990, prior to which he was a plant operations controller for Texas Instruments.

Bruce Wier has served as our Vice President of Engineering since February 2000. Mr. Wier served as our Director of Design Engineering from July 1997 to February 2000. Prior to joining Ultra Clean in July 1997, Mr. Wier was the Engineering Manager for the Oxide Etch Business Unit at Lam Research from April 1993 to June 1997. Prior to that, Mr. Wier was the Senior Project Engineering Manager at Genus from May 1990 to April 1993, the Mechanical Engineering Manager at Varian Associates from November 1985 to May 1990, and the Principal Engineer/ Project Manager at Eaton Corporation from February 1981 to November 1985. Mr. Wier is also on the board of directors of, and is the Chief Financial Officer for, Acorn Travel, a travel company formed by his wife in 1999.

Deborah Hayward has served as our Vice President of Sales since October 2002. Ms. Hayward served as our Senior Sales Director from May 2001 to October 2002, as Sales Director from February 1998 to May 2001 and as a major account manager from October 1995 to February 1998. Prior to joining Ultra Clean in 1995, she was a customer service manager and account manager at Brooks Instruments from 1985 to 1995.

Sowmya Krishnan, Ph.D., has served as our Vice President of Technology since January 2004 and as our Chief Technology Officer since February 2001. Dr. Krishnan served as our Director of Technology Development from January 1998 to January 2001, as Manager of Technology Development from January 1995 to December 1997 and as manager of a joint evaluation program between Ultra Clean and VLSI Technology from February 1994 to December 1994.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

This table sets forth certain information regarding the annual and long-term compensation we paid to or for our President and Chief Executive Officer and each of our other executive officers named in the table (the “named executive officers”) for each of our last three fiscal years.

						Long-Term
						Compensation(1)
						Number of
	Annual Compensation					Securities
					Other Annual	Underlying	All Other
		Salary	Bonus		Compensation	Options	Compensation
Name and Principal Position	Year	($)	($)		($)(2)	(#)	($)

Clarence L. Granger	2005	332,692			968	400,000	20,353	(3)
President, Chief Executive Officer and	2004	298,846	126,837		968		522,238	(4)
Chief Operating Officer	2003	233,077	33,932		1,055	385,000	24,154	(5)
Jack Sexton(6)	2005	128,461				165,000	405	(7)
Vice President and Chief Financial Officer
Bruce Wier	2005	194,151			836	25,000	9,900	(8)
Vice President Engineering	2004	196,834	43,960		723	5,000	112,580	(9)
	2003	180,838	19,138		837	88,750	12,438	(10)
Deborah Hayward	2005	157,401	86,509	(11)		25,000	9,914	(12)
Vice President Sales	2004	141,350	118,468	(11)		31,250	9,672	(13)
	2003	110,298	70,415	(11)		62,500	9,573	(14)
Sowmya Krishnan, Ph.D.	2005	165,268				25,000	6,560	(15)
Vice President of Technology and	2004	165,383	33,823		244	25,000	40,481	(16)
Chief Technology Officer	2003	123,654	8,551			31,250	4,421	(17)

(1)	In addition, on December 31, 2005, Messrs. Granger and Weir and Dr. Krishnan held 39,825, 7,963 and 2,844 shares of restricted stock, respectively, with a value of $288,333, $57,652 and $20,591 respectively, based on our common stock closing price of $7.24 on December 30, 2005.

(2)	Amounts represent tax gross-up reimbursements for executives’ life insurance premiums.

(3)	Amount represents payment of $7,151 in interest on deferred compensation, company contribution of $4,399 under Ultra Clean’s 401(k) plan, $4,106 paid for executive disability insurance, $2,957 for taxable use of company car and $1,740 reimbursed for executive’s life insurance.

(4)	Amount represents payment of $7,151 in interest on deferred compensation, company contribution of $9,750 under Ultra Clean’s 401(k) plan, $1,740 reimbursed for executive’s life insurance premium, $497,099 paid to executive for redemption of notes, including interest, $4,100 paid for executive disability insurance and $2,398 for taxable use of company car.

(5)	Amount represents company contribution of $8,740 under Ultra Clean’s 401(k) plan, $7,151 interest on deferred compensation, $4,219 paid for executive disability insurance, $2,304 for taxable use of company car and $1,740 reimbursed for executive’s life insurance premium.

(6)	Mr. Sexton joined us as our Vice President and Chief Financial Officer on May 17, 2005.

(7)	Amount represents $405 paid for executive disability insurance.

(8)	Amount represents company contribution of $5,690 under Ultra Clean’s 401(k) plan, $2,705 paid for executive disability insurance and $1,505 reimbursed for executive’s life insurance premium.

(9)	Amount represents company contribution of $8,858 under Ultra Clean’s 401(k) plan, $2,775 paid for executive disability insurance, $1,505 reimbursed for executive’s life insurance premium and $99,442 paid to executive for redemption of notes, including interest.

(10)	Amount includes company contribution of $8,138 under Ultra Clean’s 401(k) plan, $2,795 paid for executive disability insurance and $1,505 reimbursed for executive’s life insurance premium.

(11)	Amounts represent sales commissions paid to executive.

(12)	Amount represents $5,750 for auto allowance, company contribution of $3,481 under Ultra Clean’s 401(k) plan and $683 paid for executive disability insurance.

(13)	Amounts represent $6,000 for auto allowance, company contribution of $3,164 under Ultra Clean’s 401(k) plan and $508 paid for executive disability insurance.

(14)	Amount represents $6,000 for auto allowance, company contribution of $2,956 under Ultra Clean’s 401(k) plan and $617 paid for executive disability insurance.

(15)	Amount represents company contribution of $5,822 to Ultra Clean’s 401(k) plan and $738 paid for executive disability insurance.

(16)	Amount includes company contribution of $4,054 to Ultra Clean’s 401(k) plan, $35,470 paid to executive for redemption of notes, including interest, $587 paid for executive disability insurance and $370 reimbursed for executive’s life insurance premium.

(17)	Amount represents company contribution of $3,700 under Ultra Clean’s 401(k) plan and $721 paid for executive disability insurance.

Stock Options Granted in Fiscal 2005

The following table sets forth information concerning grants of options to acquire shares of our common stock granted to our named executive officers during the fiscal year ended December 31, 2005. All options listed in the table become vested and exercisable over a four-year period from the date of grant, with the first 25% of the shares vesting on the first anniversary of the grant date and 1/48th of the shares vest monthly thereafter. The options were granted at an exercise price equal to the fair market value of our common stock on the date of grant. No stock appreciation rights were granted during 2005 to any of our named executive officers.

	Individual Grants
	Number of	% of Total
	Securities	Options
	Underlying	Granted to			Potential Realizable Value at Assumed Annual Rates of Appreciation for
	Options	Employees in	Exercise Price	Expiration	Option Term($)(1)
Name	Granted (#)	2005 (%)	($/Share)	Dates	5%	10%

Clarence L. Granger	400,000	48.3	$6.55	May 8, 2015	1,647,704	4,175,605
Jack Sexton	165,000	19.9	$7.05	June 19, 2015	731,562	1,853,921
Bruce Wier	25,000	3.0	$6.55	May 8, 2015	102,981	260,975
Deborah Hayward	25,000	3.0	$6.55	May 8, 2015	102,981	260,975
Sowmya Krishnan, Ph.D.	25,000	3.0	$6.55	May 8, 2015	102,981	260,975

(1)	In accordance with Securities and Exchange Commission rules, these columns show estimated hypothetical gains that could accrue for the respective options, assuming that the market price of our common stock appreciates from the date of grant over a period of 10 years at an annualized rate of 5% and 10%, respectively. The disclosure of 5% and 10% assumed rates is required by Securities and Exchange Commission rules and does not represent our estimate or projection of future common stock price or stock price growth.

Aggregated Option Exercises in 2005 and Option Values at December 31, 2005

The following table sets forth information regarding unexercised options held as of December 31, 2005 by each of our named executive officers. None of our named executive officers exercised any stock options in the year ended December 31, 2005.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares Acquired	Value	December 31, 2005 (#)		December 31, 2005 ($)(1)
Name	on Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Clarence L. Granger	—	—	272,708	512,292	1,701,698	976,702
Jack Sexton	—	—	—	165,000	—	31,350
Bruce Wier	—	—	65,051	53,699	392,796	179,454
Deborah Hayward	—	—	56,249	62,501	268,962	145,788
Sowmya Krishnan, Ph.D.	—	—	33,072	48,178	140,747	77,503

(1)	Based on $7.24 per share, which was the closing price of our common stock on December 30, 2005, minus the exercise price multiplied by the number of shares issuable on exercise of the option.

Equity Compensation Plan Information

This table summarizes our equity plan information as of December 31, 2005.

(c)
	(a)		Number of Securities
	Number of Securities	(b)	Remaining Available
	to be Issued	Weighted-Average	for Future Issuance
	Upon Exercise of	Exercise Price of	Under Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))

Equity compensation plans approved by security holders:(1)	2,120,437	$4.17	1,213,939
Equity compensation plans not approved by security holders	—	—	—
Total	2,120,437	4.17	1,213,939

(1)	Consists of the Amended and Restated Stock Incentive Plan and, for purposes of column (c), the Employee Stock Purchase Plan. The number of shares available under our Amended and Restated Stock Incentive Plan automatically increases each year, beginning January 1, 2005 through January 1, 2014, by an amount equal to the lesser of (i) 370,228 shares, (ii) 2% of the number of shares of the common stock outstanding on the date of the increase or (iii) an amount determined by the Board of Directors.

Agreements with Executive Officers

Employment Agreement with Clarence L. Granger.  We entered into an employment agreement with Clarence L. Granger dated November 15, 2002, as amended on March 2, 2004 and May 9, 2005, pursuant to which he agreed to serve as our President and Chief Executive Officer. His amended employment agreement has a term through March 2009 and provides for a base salary of $350,000. Pursuant to the original agreement, Mr. Granger received a signing bonus, of which approximately $74,000 was paid in cash, $88,000 was paid in cash but used to purchase our common stock, and $265,000 was placed in a deferred compensation arrangement payable after seven years (or earlier in the discretion of our Board of Directors). Under this deferred compensation arrangement, we have agreed to pay interest of 2.7% per annum on the deferred amount, payable on June 30 and December 31 of each year. Under his employment agreement, Mr. Granger is eligible to receive an annual bonus of up to $175,000, subject to the satisfaction of performance goals as may be set by our Board of Directors. In the event that Mr. Granger is terminated by us without cause at any time or Mr. Granger resigns within six months after a change of control with good reason, he is entitled to continue to receive the amount of his base salary for 12 months (offset by any income earned by him during such 12 months), 12 months’ accelerated vesting of his options and health plan benefits for 12 months (or, if earlier, until he becomes eligible for group health coverage with another employer).

Employment Agreement with Jack Sexton.  We entered into an employment agreement with Jack Sexton dated June 21, 2005. Under this agreement, Mr. Sexton will receive a base salary of $200,000 and is eligible to receive an annual bonus with a target bonus of 40% of base salary, subject to the satisfaction of performance goals as may be set by our board of directors. In the event that Mr. Sexton is terminated by us without cause, he is entitled to receive 12 months’ base salary, health coverage and accelerated vesting of stock options.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or was an officer or employee of the Company during 2005. None of our executive officers serves or served during 2005 as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or its Compensation Committee. Additional information concerning transactions between us and entities affiliated with members of our Compensation Committee is included in this proxy statement under the caption “Certain Relationships and Related Transactions”.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended, except to the extent that Ultra Clean specifically incorporates it by reference into such filing.

The Audit Committee (the “Committee”) serves in an oversight capacity and is not intended to be part of Ultra Clean’s operational or managerial decision-making process. Ultra Clean’s management is responsible for preparing the consolidated financial statements, and its independent registered public accounting firm, Deloitte & Touche LLP, is responsible for auditing those statements. The Committee’s principal purpose is to monitor these processes.

The Committee is currently composed of three directors, each of whom meets the requirements of applicable NASDAQ Stock Market and Securities and Exchange Commission rules for independence. The key responsibilities of our committee are set forth in our charter, which is available on our website at www.uct.com/investors/governance.html.

The Committee regularly met and held discussions with management and Deloitte & Touche LLP in 2005. Management represented to us that Ultra Clean’s consolidated financial statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis, and we have reviewed and discussed the quarterly and annual earnings press releases and consolidated financial statements with management and Deloitte & Touche LLP. We also discussed with Deloitte & Touche LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended, and rule 2-07 (communications with Audit Committee) of Regulation S-X.

The Committee has discussed with Deloitte & Touche LLP its independence from Ultra Clean and its management, including the matters, if any, in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). The Committee also considered whether Deloitte & Touche LLP’s provision of audit and non-audit services to Ultra Clean by Deloitte & Touche LLP is compatible with maintaining the independence of Deloitte & Touche from the Company.

The Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent audit firm. The Company obtains these services from other service providers as needed.

Based on the reviews and discussions referred to above, we recommended to our Board of Directors, and our Board of Directors approved, that the audited financial statements be included in Ultra Clean’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

We have appointed Deloitte & Touche LLP as Ultra Clean’s independent auditors for 2006.

Members of the Audit Committee

Kevin C. Eichler, Chairman
Brian R. Bachman
Susan H. Billat

The foregoing report has been furnished by the Audit Committee of the Board of Directors of Ultra Clean Holdings, Inc.

REPORT OF THE COMPENSATION COMMITTEE

The following Report of the Compensation Committee of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), each as amended, except to the extent that Ultra Clean specifically incorporates it by reference into such filing.

The Compensation Committee was created by the Board of Directors to oversee Ultra Clean’s compensation and benefits policies generally, including its equity incentive program; to evaluate senior executive performance and review the Company’s management succession plan; and to oversee and determine compensation for Ultra Clean’s executive officers. The Committee also administers the Company’s stock incentive plan and approves stock option grants for its employees. The Compensation Committee acts in accordance with the terms of its charter, which is available on Ultra Clean’s website at www.uct.com/investors/governance.html.

The Committee is currently composed of three directors, of whom two are independent as defined by the rules of the NASDAQ Stock Market.

Executive Compensation Policy

We have structured Ultra Clean’s compensation program with a view toward ensuring the financial strength of Ultra Clean, maintaining competitiveness with companies of similar size in the industry, attracting and retaining quality employees and maximizing long-term stockholder value. We seek to accomplish this by providing a total compensation opportunity that consists of a combination of base salary, cash incentive pay, equity incentives and a comprehensive benefits program.

Base Salary.  Each of the executive officers, including the chief executive officer, receives a base salary that we review at least annually to determine whether an adjustment is appropriate to reflect changes in market conditions, Ultra Clean’s performance, individual performance and the executive’s level of responsibilities. We established 2006 base salary levels for all executive officers based upon the above criteria.

Cash Performance-Based Annual Bonus.  To reward superior performance and contributions made by key executives, we may award cash bonuses annually based on the achievement of specific financial and operational goals and individual performance. We establish financial targets at the start of the fiscal year as an incentive for superior corporate performance. Bonuses, if awarded, are based primarily on the attainment of these financial targets and, on a case-by-case basis, the accomplishment of individual achievements during the fiscal year. For 2005 these financial targets were based on annual sales and operating profit. No cash bonuses were paid to our executive officers, other than the Vice President of Sales, for 2005. Deborah Hayward, our Vice President of Sales, receives all annual bonus compensation in the form of sales commissions.

Long-Term Equity Compensation.  We believe that using equity awards as long-term incentives aligns the interests of the executive officers with those of our stockholders. Long-term equity compensation is realized through the grant of incentive awards under our stock incentive plan. Our stock incentive plan allows for grants of stock options as well as other stock-based awards including restricted stock, restricted stock units, stock appreciation rights, rights to purchase stock and other awards that are based on or related to the performance of our common stock. To date, the only types of equity awards we have granted to our executive officers under the stock incentive plan are stock options and restricted stock. We approve and recommend to the full board all option grants for executive officers and the guidelines to be used for option grants for other management employees. Individual grants of stock options are based on level of responsibility and individual performance. During 2005, our executive officers received option grants based on performance and our review of competitive equity practices. In addition, Ultra Clean has offered an employee stock purchase plan to its employees (including executive officers), which allows them to purchase a limited amount of Ultra Clean stock at a discount at specified times during the year.

Other Benefits and Perquisites.  We review other benefits that may be provided to our executive officers, including the chief executive officer. Generally our executives receive employee benefits similar to those offered to other employees, although executives are eligible to participate in a deferred compensation plan and certain executives, including the chief executive officer, receive additional benefits approved by the Compensation

Committee such as tax reimbursements for executives’ life insurance premiums, car allowances and executive disability insurance. We review the costs of any benefits provided to executive officers.

Chief Executive Officer Compensation

The Company’s chairman and chief executive officer, Clarence L. Granger, received an annual base salary of $332,692 during fiscal 2005. In determining Mr. Granger’s total compensation package for 2005, we considered the Company’s compensation policies, as well as the effectiveness of Mr. Granger’s leadership of Ultra Clean and achievement of strategic and financial objectives. During 2005, these objectives included: (i) increasing market share and profitability levels at certain key customers; (ii) increasing company-wide revenue and profitability levels; (iii) successfully executing certain new product initiatives; and (iv) successfully executing a geographic expansion of Ultra Clean’s manufacturing footprint. As described above, no payments were made under the Company’s cash bonus program. We believe that Mr. Granger’s total compensation is competitive with compensation packages for chief executive officers at companies of similar size in Ultra Clean’s industry and reflects the Company’s performance in fiscal 2005.

Policy on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits our tax deductibility of compensation in excess of $1 million paid to our Chief Executive Officer or any of our four other most highly compensated executive officers, unless the compensation is “performance-based” as defined by the Internal Revenue Code. We generally intend to maximize the deductibility of executive compensation so long as the deductibility is compatible with the objectives of our compensation policies, including retention of high-performing individuals and maintaining competitive compensation. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Ultra Clean Holdings, Inc.

Members of the Compensation Committee

David T. ibnAle, Chairman
Brian R. Bachman
Thomas M. Rohrs

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total return to stockholders on our common stock between March 25, 2004 and December 31, 2005 with the cumulative total return of the NASDAQ Stock Market and the RDG Semiconductor Composite. The graph assumes that $100 was invested on March 25, 2004 in our common stock and on March 25, 2004 in each of the foregoing indices and assumes the reinvestment of dividends, if any. No dividends have been declared or paid on our common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

COMPARISON OF 2 YEAR CUMULATIVE TOTAL RETURN*
AMONG ULTRA CLEAN HOLDINGS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RDG SEMICONDUCTOR COMPOSITE INDEX

*	$100 invested on 3/25/04 in stock or on 3/25/04 in index-including reinvestment of dividends. Fiscal year ending December 31.

OTHER MATTERS

We know of no other matters to be submitted to the meeting. If any other matters properly come before the meetings, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Company or the Company’s management may recommend.

BY ORDER OF THE BOARD OF DIRECTORS

Jack Sexton
Vice President, Chief Financial Officer
and Secretary

Dated: May 2, 2006

ULTRA CLEAN HOLDINGS, INC.
ANNUAL MEETING OF STOCKHOLDERS
Thursday, June 8, 2006
2:00 p.m. Pacific Daylight Time
Davis Polk & Wardwell
1600 El Camino Real
Menlo Park, CA 94025

Ultra Clean Holdings, Inc. 150 Independence Drive Menlo Park, CA 94025	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Thursday, June 8, 2006.
If no choice is specified, the proxy will be voted ''FOR’’ Items 1 and 2.
By signing the proxy, you revoke all prior proxies and appoint Clarence L. Granger and Jack Sexton, and each of them acting in the absence of the other, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:	01 Brian R. Bachman	05 Clarence L. Granger
	02 Susan H. Billat	06 David ibnAle
	03 Dipanjan Deb	07 Thomas M. Rohrs
04 Kevin C. Eichler

☐	Vote FOR	☐	Vote WITHHELD
	all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Ratification of the Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of Ultra Clean Holdings, Inc.

☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.